AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 23, 2000

================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
       [_] Preliminary Proxy Statement
       [_] Confidential, For Use of the Commission Only (as permitted by
             Rule 14a-6 (e) (2))
       [_] Definitive Proxy Statement
       [_] Definitive Additional Materials
       [X] Soliciting Material Under Rule 14a-12


                               DEXTER CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.
--------------------------------------------------------------------------------
    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

       [X] No fee required.
       [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
           0-11.

1)       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------


2)       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------



NY2:\875649\01\$RNL01!.DOC\54104.0016

5)       Total fee paid:

         -----------------------------------------------------------------------


         [_] Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------


      [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


1)   Amount previously paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Date Filed:


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
FOR IMMEDIATE RELEASE                           CONTACT:
Thursday, March 23, 2000                        Edward G. Novotny & Associates
                                                (212) 490-2065 or (212) 490-2977


                        ISP INCREASES MERGER PROPOSAL FOR
                        ---------------------------------
                       DEXTER CORPORATION TO $50 PER SHARE
                       -----------------------------------


           WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") announced today that it has sent the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):

Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Locks, CT  06096

Dear Grahame:

Based upon our evaluation to date, ISP's Board has authorized an increase in the price of ISP's cash merger proposal to $50 per share. If we receive the proper cooperation from Dexter in connection with the balance of the due diligence process and Dexter can demonstrate that the value of the Company would justify a higher price, we would consider increasing this price as well.

You should know that ISP has, on this date, executed a commitment letter in which Chase has committed to raise all the financing necessary for the acquisition, a copy of which I have attached. You should note that Chase's commitment for $1.825 billion contains provision for a tender facility so that Dexter shareholders can receive cash payments promptly.

Grahame, we are most interested in concluding this transaction and are prepared to proceed promptly. However, should Dexter be inclined to proceed on a




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
different course, I sincerely hope that it will allow the Company's shareholders to make the ultimate decision as to what is in their best interests.

We are still awaiting the due diligence information which we requested in our March 8th letter.

Sincerely,
/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.


      The commitment letter provided to ISP by The Chase Manhattan Bank, as well as the above letter, will be filed today with the U.S. Securities and Exchange Commission and will be available on line at http:\\www.sec.gov.

                                     * * * *

ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL DEFINITIVE PROXY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. DEXTER SHAREHOLDERS MAY ALSO OBTAIN THE FINAL DEFINITIVE PROXY STATEMENT FOR FREE FROM INNISFREE M&A INCORPORATED, BY CALLING (888) 750-5834. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

                                     * * * *

      This press release and its attachments may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.

      International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.



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